Exhibit T3A.7

a copy of the Articles of organization and Initial Report of

CBL AMBASSADOR MEMBER, LLC

Domiciled at BATON ROUGE, LOUISIANA,

Was filed and recorded in this Office on November 04, 2013,

And all fees having been paid as required by law, the limited liability company is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. Title 12, Chapter 22.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on, November 4, 2013

Certificate ID: 10433330#LJH62

To validate this certificate, visit the following web site, go to Commercial Division, Certificate Validation, then follow the instructions displayed.
www.sos.louisiana.gov

Tom Schedlar	State of Louisiana	COMMERCIAL DIVISION
SECRETARY OF STATE	Secretary of State	225.925.4704

November 4, 2013		Administrative Services 225.932.5317 Fax Corporations 225.932.5314 Fax Uniform Commercial Code 225.932.5318 Fax

The attached document of CBL AMBASSADOR MEMBER, LLC was received and filed on November 4, 2013.

Rev 08/09	Mailing Address: P.O. Box 94125, Baton Rouge, LA 70804-9125 Office Location: 8585 Archives Ave., Baton Rouge, LA 70809 Website Address: www.sos.la.gov

Tom Schedler Secretary of State	ARTICLES OF ORGANIZATION (R.S. 12:1301)
	Domestic Limited Liability Company Enclose $100.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to: Commercial Division P. O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.la.gov

STATE OF	TENNESSEE

PARISH/COUNTY OF	HAMILTON

1.	The name of this limited liability company is:	CBL Ambassador Member, LLC

2.	This company is formed for the purpose of: (check one)

(x)	Engaging in any lawful activity for which limited liability companies may be formed.

( )
(use for limiting activity)

3.	The duration of this limited liability company is: (may be perpetual)	Perpetual

4.	Other provisions:

Signatures:

Jeffery V. Curry, Organizer

On this 1st day of November, 2013, before me, personality appeared Jeffery V. Curry , to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed.
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

Notary Signature
Michelle L. McMillian

[Illegible]

Tom Schedler Secretary of State	LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305 (E))

1.	The name of this limited liability company is:	CBL Ambassador Member, LLC

2.	The location and municipal address, note post office box only, of this limited liability company’s registered office;
320 Somerulos Street, Baton Rouge, LA 70802-6129

3.	The fun name and municipal address, not a post office box only, of each of this limited liability company’s registered agents) is/are:
Corporation Service Company, 320 Somerulos Street, Baton Rouge, LA 70802-6129

4.	The names and municipal addresses, not a post office box only, of the first managers, or the members:
CBL & Associates Limited Partnership, Manager

CBL Center, Suite 500, 2030 Hamilton Place Boulevard

Chattanooga, Tennessee 37421

To be signed by each person who signed the articles of organization:

Jeffery V. Curry, Organizer

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s): Corporation Service Company

By:

Sue G. Knight
Assistant Vice President

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 11/1/13
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY

Notary Signature